Exhibit 99.2

MAGELLAN PETROLEUM CORPORATION
PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Introduction
On February 17, 2014 , Magellan Petroleum Corporation (the "Company") and its subsidiaries Magellan Petroleum Australia Pty Ltd ("MPA"), Magellan Petroleum (N.T) Pty. Ltd. ("MPNT"), and Jarl Pty. Ltd. entered into a Share Sale and Purchase Deed (the "Sale Deed") with Central Petroleum Limited and Central Petroleum PVD Pty. Ltd (collectively, "Central") for the sale of the Company's interests in MPNT and other assets associated with MPA's Palm Valley and Dingo gas fields ("Palm Valley" and "Dingo," respectively) to Central in exchange for a first installment cash payment at the closing of AUD $15.0 million, the issuance at the closing of 39.5 million shares of Central to the Company, a second installment cash payment of AUD $5.0 million to be made on or before April 15, 2014, and the potential for additional bonus consideration (the "Transaction"). The Transaction closed on March 31, 2014.
The unaudited pro forma condensed financial statements presented below are based on the historical condensed consolidated financial statements of the Company, and give effect to the Transaction pursuant to the Sale Deed as if the Transaction had occurred on July 1, 2012 for purposes of the condensed statement of operations, and on December 31, 2013 for the purposes of the condensed balance sheet as of December 31, 2013. The pro forma adjustments below are: (1) considered directly attributable to the Sale Deed; (2) factually supportable; and (3) with respect to the condensed statement of operations, expected to have a continuing impact on the consolidated results of operations.
The unaudited pro forma condensed financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company closed on the Sale Deed during the specified periods. The unaudited pro forma condensed financial statements are based on assumptions and include adjustments as explained in the notes, and actual recording of the Transaction could differ. However, management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the Transaction and that the pro forma adjustments give appropriate effect to those assumptions.
The unaudited pro forma condensed financial statements, including the notes thereto, have been derived from and should be read in conjunction with, the historical consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended June 30, 2013, and its unaudited condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2013 and December 31, 2013.

MAGELLAN PETROLEUM CORPORATION
PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2013
(In thousands, except share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,159	$13,803	(b)	$25,962
Securities available-for-sale	—	19,070	(b)	19,070
Accounts receivable — trade	842	(121)	(a)	721
Accounts receivable — working interest partners	35	—		35
Accounts receivable — other	—	4,601	(b)	4,601
Inventories	561	—		561
Prepaid and other assets	2,065	(113)	(a)	1,952
Total current assets	15,662	37,240		52,902

PROPERTY AND EQUIPMENT, NET (SUCCESSFUL EFFORTS METHOD):
Proved oil and gas properties	35,872	(7,833)	(a)	28,039
Less accumulated depletion, depreciation, and amortization	(6,216)	2,959	(a)	(3,257)
Unproved oil and gas properties	5,238	(3,866)	(a)	1,372
Wells in progress	14,459	—		14,459
Land, buildings, and equipment (net of accumulated depreciation of $1,611)	1,142	(695)	(a)	447
Net property and equipment	50,495	(9,435)		41,060

OTHER NON-CURRENT ASSETS:
Goodwill	2,174	(1,000)	(c)	1,174
Deferred income taxes	7,217	(7,217)	(d)	—
Other long term asset	250	—		250
Total other non-current assets	9,641	(8,217)		1,424
Total assets	$75,798	$19,588		$95,386

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short term line of credit	$51	$—		$51
Current portion of note payable	174	—		174
Current portion of asset retirement obligations	384	—		384
Accounts payable	2,756	—		2,756
Accrued and other liabilities	3,363	—		3,363
Total current liabilities	6,728	—		6,728

LONG TERM LIABILITIES:
Note payable	—			—
Asset retirement obligations	6,628	(4,236)	(a)	2,392
Contingent consideration payable	4,096	—		4,096
Other long term liabilities	165	—		165
Total long term liabilities	10,889	(4,236)		6,653

COMMITMENTS AND CONTINGENCIES

PREFERRED STOCK:
Series A convertible preferred stock (par value $0.01 per share): Authorized 50,000,000 shares, issued 20,089,436; liquidation preference of $28,220	24,540	—		24,540
Total preferred stock	24,540	—		24,540

EQUITY:
Common stock (par value $0.01 per share): Authorized 300,000,000 shares, issued, 54,773,823	548	—		548
Treasury stock (at cost): 9,425,114 shares	(9,344)	—		(9,344)
Capital in excess of par value	91,844	—		91,844
Accumulated deficit	(59,862)	28,862	(e)	(31,000)
Accumulated other comprehensive income	10,455	(5,038)	(f)	5,417
Total equity attributable to Magellan Petroleum Corporation	33,641	23,824		57,465
Total liabilities, preferred stock and equity	$75,798	$19,588		$95,386

See notes to the pro forma condensed financial statements (unaudited)

MAGELLAN PETROLEUM CORPORATION
PRO FORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE YEAR ENDED JUNE 30, 2013
(In thousands, except share and per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
REVENUES:
Oil production	$6,131	$—		$6,131
Gas production	939	(939)	(a)	—
Total revenues	7,070	(939)		6,131

OPERATING EXPENSES:
Lease operating	7,037	(2,186)	(a)	4,851
Depletion, depreciation, amortization, and accretion	1,534	(413)	(a)	1,121
Exploration	8,267	(360)	(a)	7,907
General and administrative	11,829	(2,467)	(a)	9,362
Impairment	890	—		890
Total operating expenses	29,557	(5,426)		24,131

LOSS FROM OPERATIONS	(22,487)	4,487		(18,000)

OTHER INCOME:
Net interest income	624	(163)	(a)	461
Other income	830	—		830
Total other income	1,454	(163)		1,291

LOSS BEFORE INCOME TAX	(21,033)	4,324		(16,709)
Income tax benefit	1,266	(1,266)	(g)	—
LOSS AFTER INCOME TAX	(19,767)	3,058		(16,709)
Preferred stock dividend	(722)	—		(722)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(20,489)	$3,058		$(17,431)

Earnings per common share:
Weighted average number of basic and diluted shares outstanding	49,642,083			49,642,083
Weighted average number of diluted shares outstanding	49,642,083			49,642,083

Net loss per basic and diluted share outstanding	$(0.41)			$(0.35)
Net (loss) income per diluted share outstanding	$(0.41)			$(0.35)

See notes to the pro forma condensed financial statements (unaudited)

MAGELLAN PETROLEUM CORPORATION
PRO FORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2013
(In thousands, except share and per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
REVENUES:
Oil production	$3,767	$—		$3,767
Gas production	458	(458)	(a)	—
Total revenues	4,225	(458)		3,767

OPERATING EXPENSES:
Lease operating	4,474	(1,157)	(a)	3,317
Depletion, depreciation, amortization, and accretion	907	(288)	(a)	619
Exploration	1,657	(117)	(a)	1,540
General and administrative	5,977	(1,155)	(a)	4,822
Loss on sale of assets	95	(33)	(a)	62
Total operating expenses	13,110	(2,750)		10,360

LOSS FROM OPERATIONS	(8,885)	2,292		(6,593)

OTHER INCOME (EXPENSE):
Net interest income	43	—		43
Other expense	(105)	—		(105)
Total other (expense) income	(62)	—		(62)

LOSS BEFORE INCOME TAX	(8,947)	2,292		(6,655)
Income tax benefit	—	—	(g)	—
LOSS AFTER INCOME TAX	(8,947)	2,292		(6,655)
Preferred stock dividend	(836)	—		(836)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(9,783)	$2,292		$(7,491)

Earnings per common share:
Weighted average number of basic and diluted shares outstanding	45,348,774			45,348,774
Weighted average number of diluted shares outstanding	45,348,774			45,348,774

Net loss per basic and diluted share outstanding	$(0.22)			$(0.17)
Net (loss) income per diluted share outstanding	$(0.22)			$(0.17)

See notes to the pro forma condensed financial statements (unaudited)

MAGELLAN PETROLEUM CORPORATION
NOTES TO THE PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 - Pro Forma Adjustments (Unaudited)
The Company will finalize amounts recognized pursuant to the terms of the Sale Deed as information necessary to complete the analysis is obtained. The Company expects to finalize these amounts during fiscal 2014, and such amounts will remain subject to change until finalized.

(a)
Reflects the disposition of assets and liabilities, and the estimated effect thereof on the results of operations for the periods presented, related to the sale of Palm Valley and Dingo in accordance with the terms of the Sale Deed.

(b)	The following table summarizes the consideration received for Palm Valley and Dingo in accordance with the terms of the Sale Deed:

	Number of Shares	AUD Price per Share	AUD	USD (1)
	(In thousands, except share and per share amounts)
Consideration:
First cash installment - received at closing			$15,000	$13,803
Second cash installment - due on or before April 15, 2014			5,000	4,601
Total cash consideration			20,000	18,404
Stock of Central (2)	39,473,684	$0.525	20,724	19,070
Total consideration	39,473,684	$0.525	$40,724	$37,474
(1) Estimated using the approximate spot exchange rate of AUD-to-USD as of the completion date of the Transaction, which was 0.9202.
(2) Estimated using the approximate average market closing price of Central stock as of the completion date of the Transaction.
The Company has not recognized a contingent asset related to the potential bonus consideration pursuant to the Sale Deed related to future gas sales and revenues of certain volume weighted realized prices as such amounts are not reasonably assured. The Company has also not recognized potential purchase price adjustments under the Sale Deed relating to the reimbursement of Dingo development costs and post completion costs as the determination of such amounts has not been finalized and cannot be reasonably estimated at this time.

(c)	Represents the preliminary allocation of goodwill allocated to the group of assets sold pursuant to the Sale Deed and recorded as a component of the gain on sale of assets.

(d)	The deferred tax asset relates to Australian Petroleum Resource Rent Tax and is recorded as a component of the gain on sale of assets.

(e)	Represents the estimated gain related to the Sale Deed and can be summarized as follows:

USD (1)
(In thousands)
Total consideration	$37,474
Net assets sold	(13,650)
Purchase price adjustments (2)	—
Reclassification of foreign currency translation gains to earnings upon sale of subsidiary	5,038
Total estimated gain	$28,862
(1) Estimated using the approximate spot exchange rate of AUD-to-USD as of the completion date of the Transaction, which was 0.9202.
(2) Amounts are not final and cannot be reasonably estimated at this time.

(f)	Represents the estimated accumulated other comprehensive income reclassified into current earnings as a result of relinquishing financial control of an interest in a foreign entity.

(g)
The Company has estimated that it has sufficient US state net operating losses, state net operating loss carry forwards, and Australian capital loss tax credits available to offset any taxable gains arising from the Transaction, and as a result no income tax effect on the estimated gain from the disposition of the Palm Valley and Dingo assets has been provided for. The adjustment recorded eliminates the income tax benefit recognized related to the Australian Petroleum Resource Rent Tax during the year ended June 30, 2013.